EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Class A Common Stock, par value $0.0001 per share, of Repay Holdings Corporation (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: January 26, 2022

BT Parent GP, LLC

/s/ Paul Marnoto
Name:	Paul Marnoto
Title:	Attorney-in-Fact

Beckham Aggregator, L.P.

By: BT Parent GP, LLC
Its: General Partner

/s/ Paul Marnoto
Name:	Paul Marnoto
Title:	Attorney-in-Fact

Beckham Parent, L.P.

By: BT Parent GP, LLC
Its: General Partner

/s/ Paul Marnoto
Name:	Paul Marnoto
Title:	Attorney-in-Fact